Exhibit 99.1

Nordicus Partners Corporation Acquires 95% Stake in Orocidin A/S

Beverly Hills, California. May 15, 2024…Nordicus Partners Corporation (OTCQB: NORD) (“Nordicus” or the “Company”), a financial consulting company specializing in providing Nordic and U.S. Life Sciences companies with optimal conditions to establish themselves on the U.S. market, announced today that it has entered into an agreement with Orocidin A/S (“Orocidin”) to acquire a 95% stake from eleven of Orocidin’s shareholders for $38,000,000. Nordicus will be issuing 38 million restricted common shares in an all-stock transaction to the selling shareholders.

With Nordicus becoming Orocidin’s single largest shareholder, Henrik Rouf, CEO of Nordicus, and Henrik Keller, Director of Nordicus, will both join Orocidin’s Board of Directors.

Henrik Rouf stated, “We are thrilled to become the largest shareholder of Orocidin, a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies. With the global market for periodontal disease therapeutics estimated to cross $1.3 billion in 2029, there is an urgent, unmet need for new and improved treatment options for periodontitis, which is why we made this timely investment.”

Allan Wehnert, CEO and founder of Orocidin, added, “I am honored that Nordicus decided to acquire almost all of Orocidin, as they share our vision and see the huge untapped potential for our innovative therapeutic agent, QR-01, a remarkable product that is specifically designed to meet the key challenge of treating periodontitis and belongs to a unique class of host defense peptides characterized by functions such as antimicrobial, and immunomodulatory roles.

In addition to antimicrobial activity, QR-01 also participates in the activation of specific immune responses in patients. Apart from antimicrobial activity, QR-01 exerts its protective effects by its antibiofilm activities,

In summary QR-01 is a key product in restraining the progression of periodontitis.

About Nordicus Partners Corporation

Nordicus Partners Corporation and its Denmark-based financial consulting company, specializing in providing Nordic and U.S. Life Sciences companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally. The company’s core competencies lie in assisting Danish as well as other Nordic and international companies in different areas of corporate finance activities, such as: business valuations, growth strategies, attracting capital for businesses and company acquisitions and sales. For more information about Nordicus, please visit: www.nordicuspartners.com

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Current Report on Form 8-K relating to the reverse acquisition and related transactions which was filed with the SEC on March 1, 2023 and its quarterly report on Form 10-Q for the fiscal period ended December 31, 2023. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

Mr. Henrik Rouf

Chief Executive Officer

Phone +1 310 666.0750

Email hr@nordicuspartners.com